UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2011
FPIC INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA	1-11983	59-3359111
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(Address of Principal executive offices, including Zip Code)
(904) 354-2482
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.
          As previously disclosed, FPIC Insurance Group, Inc. (“we,” “FPIC” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Doctors Company, a California domiciled reciprocal inter-insurance exchange (“TDC”), and Fountain Acquisition Corp., a Florida corporation and a wholly owned subsidiary of TDC (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and a wholly owned subsidiary of TDC (the “Merger”). On July 14, 2011, we filed a definitive proxy statement describing the Merger with the Securities and Exchange Commission (the “SEC”). On July 18, 2011, we filed a revised definitive proxy statement with the SEC, which was first mailed to shareholders on or about July 18, 2011.
          On June 29, 2011, the Company, the board of directors of the Company, TDC and Merger Sub were named in a putative shareholder class action complaint filed in the Circuit Court of the Fourth Judicial Circuit, Duval County, Florida (the “Court”), by a purported shareholder of the Company (the “Action”). On August 9, 2011, the parties in the Action entered into a memorandum of understanding (the “memorandum of understanding”) in which they agreed in principle on the terms of a proposed settlement of the Action, which would include the dismissal with prejudice of all claims against all of the defendants, subject to Court approval and certain other conditions. Pursuant to the memorandum of understanding, we agreed to make certain supplemental disclosures regarding the Merger and filed a supplement to our revised definitive proxy statement on August 9, 2011 (the “supplement”).
          A copy of the supplement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the proposed settlement of the Action is qualified in its entirety by reference to the summary thereof set forth in the supplement.
Forward-Looking Statements
          This report, as well as certain other statements made by FPIC, may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, FPIC’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) FPIC’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.

          Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this report. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond FPIC’s control or are subject to change, actual results could be materially different.
          Factors that might cause such a difference include, without limitation, the following:
•	the possibility that the closing of the Merger described in this report does not occur or is delayed, either due to the failure of closing conditions, including approval of FPIC’s shareholders, the failure to obtain required regulatory approvals or other reasons; and

•	risks detailed from time to time in FPIC’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 3, 2011 and materials filed in connection with shareholder approval of the Merger.
          Other factors not currently anticipated by management may also materially and adversely affect the closing of the Merger described in this report. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Additional Information and Where to Find It
          In connection with the proposed Merger, FPIC filed with the SEC a definitive proxy statement on Schedule 14A on July 14, 2011. FPIC filed a revised definitive proxy statement on July 18, 2011, and this revised definitive proxy statement was first mailed to shareholders on or about July 18, 2011.
          Before making any voting decision, shareholders are urged to read carefully the revised definitive proxy statement, all related supplements and amendments, and other relevant materials (if any, when they become available) because they contain (and will contain) important information about the proposed Merger and other matters. Investors and security holders may obtain copies of these documents and other documents filed with the SEC, free of charge, at the SEC’s website at www.sec.gov. In addition, investors and security holders may view the documents filed with the SEC by FPIC at the “Investor Relations” section on its corporate website at www.fpic.com.

          FPIC’s officers and directors may be participants in the solicitation of proxies from FPIC shareholders with respect to the proposed Merger. Information about FPIC’s executive officers and directors, and their ownership of FPIC common stock, is set forth in the proxy statement for FPIC’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2011, and in the revised definitive proxy statement relating to the proposed Merger filed with the SEC on July 18, 2011 and first mailed to FPIC’s shareholders on or about July 18, 2011.
Item 9.01. Financial Statements and Exhibits
          (d) Exhibits.
Exhibit 99.1 — Proxy Statement Supplement, dated August 9, 2011.
Exhibit 99.2 — Press Release, dated August 9, 2011.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC Insurance Group, Inc.
Date: August 9, 2011	By:	/s/ T. Malcolm Graham
	Name:	T. Malcolm Graham
	Title:	General Counsel and Secretary

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